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Exhibit 5.4

June 7, 2022
Lloyds Banking Group plc The Mound Edinburgh EH1 1YZ United Kingdom

Ladies and Gentlemen:

We are acting as special United States counsel to Lloyds Banking Group plc (the “Group”), a public limited company organized under the laws of Scotland, in connection with the registration statement on Form F-3 filed by the Group and Lloyds Bank plc with the United States Securities and Exchange Commission on June 7, 2022 (the “Registration Statement”) and the related Prospectus (the “Prospectus”), for the purpose of registering under the United States Securities Act of 1933, as amended (the “Act”), an indeterminate amount of the following securities: (i) senior debt securities to be issued by the Group (the “Group Senior Debt Securities”) pursuant to an indenture (the “Group Senior Indenture”), dated July 6, 2010, between the Group and The Bank of New York Mellon, London office, as trustee (the “Trustee”); (ii) subordinated debt securities to be issued by the Group (the “Group Subordinated Debt Securities”) pursuant to an indenture (the “Group Subordinated Indenture”), dated November 4, 2014, between the Group and the Trustee; (iii) capital securities to be issued by the Group (the “Group Capital Securities” and, together with the Group Senior Debt Securities and the Group Subordinated Debt Securities, the “Group Securities”) pursuant to an indenture (the “Group Capital Securities Indenture” and, together with the Group Senior Indenture and the Group Subordinated Indenture, the “Group Indentures”) dated March 6, 2014 between the Group and the Trustee; and (iv) ordinary shares to be issued by the Group.

We, as your special United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Group that we reviewed were and are accurate and (vii) all representations made by the Group as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming that any applicable Group Indenture and any supplemental indenture that has been or will be entered into in connection with the issuance of any Group Securities has been duly authorized, executed and delivered by the Group insofar as Scots law is concerned, the specific terms of a particular series of the Group Securities have been duly authorized and established in accordance with the applicable Group Indenture, and such Group Securities have been duly authorized, executed, issued and delivered by the Group insofar as Scots law is concerned, the Group Securities, when the Group Securities are authenticated in accordance with the terms of the applicable Group Indenture and the Group Securities are delivered and paid for in accordance with the terms of the applicable underwriting agreement, will constitute valid and binding obligations of the Group entitled to the benefits of the applicable Group Indenture, enforceable against the Group in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Group Securities to the extent determined to constitute unearned interest and we express no opinion regarding the subordination provisions contained in (x) Section 12.01 and the statement in Section 2.01 of the Group Subordinated Indenture and (y) Section 12.01 and the statement in Section 2.01 of the Group Capital Securities Indenture, which are expressed to be governed by Scottish law.

Lloyds Banking Group plc

In connection with the opinion expressed above, we have assumed that at or prior to the time of the delivery of any such Group Securities, (i) the Board of Directors of the Group shall have duly established the terms of such Group Securities and duly authorized the issuance and sale of such Group Securities and such authorization shall not have been modified or rescinded; (ii) the Group is, and shall remain, validly existing as a company under the laws of Scotland; (iii) the Trustee is, and shall remain, validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (iv) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (v) the Group Indentures, any supplemental indenture and the Group Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Group); (vi) the Group Indentures and any supplemental indenture have been duly authorized, executed and delivered by the Trustee; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Group Indentures, any supplemental indenture or the Group Securities. We have also assumed that the execution, delivery and performance by the Group of any such Group Securities and the execution, delivery and performance by the Trustee of the Group Indentures and any supplemental indenture whose terms are established subsequent to the date hereof (a) are within the corporate powers of the Group and the Trustee, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Group or the Trustee, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Group or the Trustee.

We express no opinion as to (i) provisions in the Group Indentures that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like; (ii) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Group Securities; or (iii) the effectiveness of any service of process made other than in accordance with applicable law.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We express no opinion with respect to any provisions in the Group Securities and the Group Indentures relating to the acknowledgement of or consent to the exercise of any U.K. bail-in power (as defined therein).

We are members of the Bar of the State of New York and the foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States. Insofar as the foregoing opinion involves matters governed by the laws of Scotland, we have relied, without independent inquiry or investigation, on the opinions of CMS Cameron McKenna Nabarro Olswang LLP, special legal counsel in Scotland for the Group, each dated June 7, 2022, filed as exhibits 5.1, 5.2 and 5.3 to the Registration Statement.

Lloyds Banking Group plc

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In addition, we consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462(b) under the Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP